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                                                                    Exhibit 10.8


                                  FINDWHAT.COM
                            2004 STOCK INCENTIVE PLAN


         1.       PURPOSE.

         THE PURPOSE OF THE FINDWHAT.COM 2004 STOCK INCENTIVE PLAN (THE "PLAN") IS TO ATTRACT AND RETAIN OUTSTANDING DIRECTORS, OFFICERS AND OTHER EMPLOYEES OF FINDWHAT.COM (THE "COMPANY"), A DELAWARE CORPORATION, AND ITS SUBSIDIARIES, AND TO FURNISH INCENTIVES TO SUCH PERSONS BY PROVIDING OPPORTUNITIES TO ACQUIRE COMMON SHARES OF THE COMPANY, OR MONETARY PAYMENTS BASED ON THE VALUE OF SUCH SHARES OR THE FINANCIAL PERFORMANCE OF THE COMPANY, OR BOTH, ON ADVANTAGEOUS TERMS AS HEREIN PROVIDED AND TO FURTHER ALIGN SUCH PERSONS' INTERESTS WITH THOSE OF THE COMPANY'S OTHER SHAREHOLDERS THROUGH COMPENSATION THAT IS BASED ON THE VALUE OF THE COMPANY'S COMMON SHARES. THE PLAN ALSO PROVIDES FOR CERTAIN AWARDS TO ANY PERSON, INCLUDING, BUT NOT LIMITED TO, INDEPENDENT AGENTS, CONSULTANTS AND ATTORNEYS WHO THE COMPANY BELIEVES HAS CONTRIBUTED TO OR WILL CONTRIBUTE TO THE SUCCESS OF THE COMPANY.

         2.       DEFINITIONS.

         (a) Award. "Award" means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Bonus Award, Deferred Stock Award or Other Stock-Based Award granted pursuant to the terms of the Plan.

         (b)      Board. "Board" means the Board of Directors of the Company.

         (c) Change in Control. "Change in Control" means the occurrence of any one of the following events:

                  (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more, excluding in the calculation of beneficial ownership securities acquired directly from the Company, of the combined voting power of the Company's then outstanding voting securities;

                  (ii) any Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding voting securities;

                  (iii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

                  (iv) there is a consummated merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or parent equity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates); or



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                  (v)      the stockholders of the Company approve a plan of
                           complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         (d) Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (e)      Committee. "Committee" means the Committee described in
                  Section 4 of the Plan.

         (f) Deferred Stock Award. "Deferred Stock Award" means Stock to be received under an Award made pursuant to Section 10 of the Plan, at the end of a specified deferral period.

         (g) Disability. "Disability" means a disability as determined under procedures established by the Committee for purposes of this Plan.

         (h)      Effective Date. July 1, 2004.

         (i) Fair Market Value. "Fair Market Value" of a share of stock means, as of any given date: (i) if the stock is listed on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the last sale price of a share of stock before the 4 p.m. ET closing time (or equivalent earlier time for partial trading days) on the last preceding day on which the common stock was traded, as reported by such exchange or NASDAQ, or on a composite tape reflecting transactions on such exchange or by NASDAQ, as the case may be; (ii) if the stock is not listed on a national securities exchange or quoted on the NASDAQ, but is traded in the over-the-counter market, the average of the high bid and asked prices for a share of stock on the last preceding day for which such quotations are reported by the National Quotation Bureau, Inc.; and (iii) if the fair market value of a share of stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors or the Committee, as the case may be, shall determine, which determination shall be conclusive as to the Fair Market Value of the stock.

         (j) Incentive Stock Option. "Incentive Stock Option" means an Option that is intended to be and is designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         (k) Non-Qualified Stock Option. "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

         (l) Option. "Option" means any option to purchase shares of Stock that is granted pursuant to the Plan.

         (m) Other Stock-Based Award. "Other Stock-Based Award" means an Award under Section 11 that is valued, in whole or in part, by reference to or is otherwise based upon Stock.

         (n) Restricted Stock Award. "Restricted Stock Award" means Stock received under an Award made pursuant to Section 8 of the Plan and subject to specified restrictions.


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         (o)      Stock. "Stock" means the common stock of the Company, par
                  value $0.001 per share.

         (p) Stock Appreciation Right. "Stock Appreciation Right" means an Award made pursuant to Section 7 of the Plan.

         (q) Stock Bonus Award. "Stock Bonus Award" means Stock received under an Award made pursuant to Section 9 of the Plan.

         (r) Subsidiary. "Subsidiary" means any present or future (i) subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code, or (ii) unincorporated business entity in which the Company owns, directly or indirectly, 50% or more of the voting rights, capital or profits.

         3. SHARES RESERVED UNDER THE PLAN. Subject to adjustment as provided in
Section 13, the total number of shares which may be issued and/or delivered under the Plan is three million (3,000,000), which includes shares issued under the EMI Replacement Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the participant, including the number of shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, will become available for Awards under the Plan. In addition, in the case of any Award granted in substitution for awards of a company or business acquired by the Company or a Subsidiary, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be deemed to be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business.

         SUBJECT TO THE PROVISIONS OF SECTION 13, THE MAXIMUM NUMBERS OF SHARES SUBJECT TO OPTIONS, RESTRICTED STOCK AWARDS, STOCK BONUS AWARDS, DEFERRED STOCK AWARDS AND OTHER STOCK-BASED AWARDS TO ANY EMPLOYEE WHO IS EMPLOYED BY THE COMPANY OR ANY SUBSIDIARY ON THE LAST DAY OF ANY TAXABLE YEAR OF THE COMPANY, SHALL BE 2,000,000 SHARES DURING THE TERM OF THE PLAN.

         4.       ADMINISTRATION.

         (a) Committee's Authority. The Plan will be administered by the Board or, at its discretion, a committee comprised of at least two persons who are: (i) "Non-Employee Directors" as defined in Rule 16b-3 of the Securities and Exchange Commission; (ii) "Independent Directors" as defined in NASD Rule 4200; and
                  (iii) "outside directors" as defined under Section 162(m) of the Code; as the Board may from time to time designate (the "Committee"). The Committee shall have the authority to interpret the Plan, prescribe, amend and rescind any rules or regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Any decision of the Board or Committee with respect to the interpretation or administration of the Plan shall be made in the Board or the Committee's sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, the Company, its Subsidiaries and participants and their beneficiaries or successors). A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice of meeting of the Committee by a writing signed by all of the Committee members.

         (b) Manner of Exercise of Committee's Authority. The Committee may, from time to time, delegate any or all of its duties, powers and authority to any officer or manager of the Company or any Subsidiary or affiliate, except to the extent such delegation would be inconsistent with Rule 16b-3 of the Securities and Exchange Commission or other applicable law, rule or regulation. The Chief Executive Officer of the Company, on behalf of the Committee, shall have the authority to grant Awards under the Plan, other than to persons subject to Section 16 of the Securities Exchange Act of 1934; provided, however, that the Chief Executive Officer of the Company shall notify the Committee of any such Awards made pursuant to the delegated authority under this Section 4(b).

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         5. ELIGIBILITY. Participants in the Plan will consist of such officers and other employees of the Company and its Subsidiaries as the Committee in its sole discretion may designate from time to time to receive Awards hereunder. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective Awards, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; (iv) prior Awards to participants; and (v) other compensation provided to participants. In addition, Awards (excluding Incentive Stock Options) may be granted under the Plan to any person, including, but not limited to, independent agents, consultants and attorneys who the Committee believes has contributed to or will contribute to the success of the Company.

         6. OPTIONS. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Only employees of the Company or any Subsidiary are eligible to receive Incentive Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Options may be granted alone or in addition to other Awards granted under the Plan. The terms and conditions of each Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written stock option agreement between the Company and the participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. No person shall have any rights under any Option granted under the Plan unless and until the Company and the person to whom such Option shall have been granted shall have executed and delivered an agreement expressly granting the Option to such person and containing provisions setting forth the terms and conditions of the Option. The terms and conditions of any Option granted hereunder need not be identical to those of any other Option granted hereunder. The stock option agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a) Type of Option. Each stock option agreement shall identify the Option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         (b) Option Price. The Incentive Stock Option exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an employee referred to in Section 6(f)(ii) below) of the Fair Market Value of the shares of Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. The Non-Qualified Stock Option exercise price shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Stock subject to the Non-Qualified Stock Option at the time the Option is granted, but in no event less than the par value of the Stock.

         (c) Exercise Term. Each stock option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no Option shall be exercisable after ten (10) years from the date of grant thereof (or, in the case of an Incentive Stock Option granted to an employee referred to in
                  Section 6(f)(ii) below, such term shall in no event exceed five (5) years from the date on which such Incentive Stock Option is granted). The Committee shall have the power to permit an acceleration of previously established exercise upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.


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         (d)      Payment for Shares. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the stock option agreement by the participant entitled to exercise the Option and full payment for the shares of Stock with respect to which the Option is exercised has been received by the Company. The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable statutes and regulations, either: (i) in cash, (ii) in whole shares of Stock which are already owned by the holder of the Option, (iii) partly in cash and partly in such Stock, or (iv) in any other form of legal consideration as provided for under the terms of the stock option agreement. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock (which shall be valued at the Fair Market Value of a share of Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. In addition to the foregoing, payment of the exercise price may be made by delivery to the Company by the optionee of an executed exercise form, together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares covered by the option and deliver the sale or margin loan proceeds directly to the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 13 of the Plan. Each exercise of an Option shall reduce, by an equal number, the total number of shares of Stock that may thereafter be purchased under such Option.

         (e)      Rights Upon Termination of Employment.

                  (i) Termination by Reason of Death. In the event that a participant's employment terminates by reason of death, any Option held by such participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee, in its sole discretion, may determine at or after the time of grant, for a period of three (3) months (or such other period as the Committee, in its sole discretion, may specify at or after the time of grant) from the date of death or until the expiration of the stated term of such Option, whichever period is the shorter.

                  (ii) Termination by Reason of Disability. In the event a participant's employment terminates by reason of Disability, any Option held by such participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee, in its sole discretion, may determine at or after the time of grant, for a period of three (3) months (or such other period as the Committee, in its sole discretion, may specify at or after the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Option, whichever period is the shorter; provided, however, that if the participant dies within such three (3) month period, any unexercised Option held by such participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of three (3) months from the date of death, or such other period as determined by the Committee in its sole discretion, but not later than the expiration of the term of the Option.

                  (iii) Termination by Reason of Retirement. In the event a participant's employment terminates by reason of retirement, any Option held by such participant may thereafter be exercised by the participant, to the extent it was exercisable at the time of termination, for a period of three (3) months (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or such other period as determined by the Committee in its sole discretion, but not later than the expiration of the term of the Option; provided, however, that if the participant dies within such three (3) months period, any unexercised Option held by such participant shall thereafter be exercisable to the extent to which it was exercisable at the time of retirement for a period of (3) months from the date of death, or such other period as determined by the Committee in its sole discretion, but not later than the expiration of the term of the Option.


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                  (iv)     Other Termination. Unless otherwise determined by the
                           Committee, in its sole discretion, at or after the time of grant, if a participant's employment terminates for any reason other than death, Disability or retirement, such Option may be exercised for a period of three (3) months from the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter; except that if a participant is terminated for "Cause" (as defined below), the Stock Option shall thereupon automatically terminate. For purposes of this Plan, "Cause" shall mean (1) the conviction of the participant of a felony under Federal law or the law of the state in which such action occurred,
                           (2) dishonesty by the participant in the course of fulfilling his or her employment duties, or (3) the willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect; provided, however, that if a participant has entered into an employment agreement with the Company, any definition of "cause" contained in such employment agreement will supercede the definition provided for herein. The determination of Cause will be made by the Committee, in its sole discretion.

         (f) Special Incentive Stock Option Rules. Notwithstanding the foregoing, in the case of an Incentive Stock Option, each stock option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Option as an Incentive Stock Option under the Code including, without limitation, the following:

                  (i) To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock, with respect to which Incentive Stock Options granted under this Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any person in any calendar year, exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

                  (ii) No Incentive Stock Option shall be granted to any employee if, at the time the Incentive Stock Option is granted, the employee (by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary unless at the time such Incentive Stock Option is granted the Option exercise price is at least 110% of the Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

                  (iii) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option shall thereafter be treated as a Non-Qualified Stock Option.

         7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights entitle participants to increases in the Fair Market Value of shares of Stock. The terms and conditions of each Stock Appreciation Right granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Award. Stock Appreciation Rights shall entitle the participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof an award equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise, over (ii) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the right is granted or, if connected with a previously issued Option, not less than 100% of the Fair Market Value of the Stock at the time such Option was granted. Such amount may be paid by the Company in cash, Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Option. In the event of the exercise of a Stock Appreciation Right which is fully or partially settled in shares of Stock, the number of shares reserved for issuance hereunder shall be reduced by the number of shares issued upon exercise of the Stock Appreciation Right.


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         (b)      Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee, provided that no Stock Appreciation Right shall be exercisable after ten (10) years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

         (c)      Rights Upon Termination of Employment.

                  (i) Termination by Reason of Death or Disability. Except as otherwise provided in the written agreement relating to the participant's Stock Appreciation Right, in the event that a participant's employment terminates by reason of death or Disability, any Stock Appreciation Right held by such participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee, in its sole discretion, may determine at or after the time of grant, for a period of three (3) months (or such other period as the Committee, in its sole discretion, may specify at or after the time of grant) from the date of death or Disability or until the expiration of the stated term of such Stock Appreciation Award, whichever period is the shorter.

                  (ii) Other Termination. Except as otherwise provided in the written agreement relating to the participant's Stock Appreciation Right, in the event that a participant's employment terminates for any reason, other than death or Disability, any rights of the participant under any Stock Appreciation Right shall immediately terminate; except that if the participant is involuntarily terminated by the Company without "Cause" (as defined in Section 6(e)(iv) above), such Stock Appreciation Award may be exercised for a period of three (3) months from the date of such termination or until the expiration of the stated term of such Stock Appreciation Award, whichever period is the shorter.

         8. RESTRICTED STOCK AWARDS. Restricted Stock Awards shall consist of shares of Stock restricted against transfer and subject to a substantial risk of forfeiture. The terms and conditions of each Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a) Vesting Period. Restricted Stock Awards shall be subject to the restrictions described in the preceding paragraph over such vesting period as the Committee determines. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards to any participant may also be subject to certain conditions with respect to attainment of one or more pre-established performance objectives which shall relate to corporate, Subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share (or ratios of earnings to equity or assets), net profits, stock price, market share, sales or costs. In order to take into account unforeseen events or changes in circumstances, such objectives may be adjusted by the Committee in its sole discretion; provided, to the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, such objectives may not be adjusted by the Committee to increase an Award but only to reduce or eliminate an Award.


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         (b)      Restriction Upon Transfer. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as herein provided or as provided in any agreement entered into between the Company and a participant in connection with the Plan, during the vesting period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares, until such time as the participant disposes of the shares or forfeits the shares pursuant to the agreement relating to the Restricted Stock Award.

         (c)      Termination of Employment.

                  (i) Termination by Reason of Death or Disability. Except as otherwise provided in the written agreement relating to the participant's Restricted Stock Award, in the event that a participant's employment terminates by reason of death or Disability, all shares of a Restricted Stock Award which are not subject to any unlapsed restrictions as of the date of death or Disability shall become vested. Any rights of the participant or his or her legal representatives under any Restricted Stock Award that remain unvested shall immediately terminate and shall be forfeited to the Company without payment of any consideration.

                  (ii) Other Termination. Except as otherwise provided in the written agreement relating to the participant's Restricted Stock Award, in the event that a participant's employment terminates for any reason other than death or Disability, any rights of the participant or his or her legal representatives under any Restricted Stock Award that remain unvested shall immediately terminate and shall be forfeited to the Company without payment of any consideration.

         9. STOCK BONUS AWARDS. Stock Bonus Awards shall consist of awards of shares of Stock. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, the Committee may, in its sole discretion, grant a Stock Bonus Award based upon corporate, division, Subsidiary, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets, net profits, stock price, market share, sales or costs or, with respect to participants not subject to Section 162(m) of the Code, such other measures or standards determined by the Committee in its discretion. In order to take into account unforeseen events or changes in circumstances, such performance objectives may be adjusted; provided, to the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to
Section 162(m) of the Code, such performance objectives may not be adjusted by the Committee to increase an Award but only to reduce or eliminate an Award.

         The terms and conditions of each Stock Bonus Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. In addition to any applicable performance goals, shares of Stock subject to a Stock Bonus Award may be: (i) subject to additional restrictions (including, without limitation, restrictions on transfer), or (ii) granted directly to a person free of any restrictions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         10. DEFERRED STOCK AWARDS. Deferred Stock Awards under the Plan shall entitle participants to future payments of shares of Stock upon the expiration of a specified period of time ("Deferral Period") and upon the satisfaction of certain conditions during the Deferral Period. The terms and conditions of each Deferred Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a) Vesting Period. Upon the expiration of the Deferral Period (or the Additional Deferral Period referred to in sub-section (b) below, where applicable) with respect to each Deferred Stock Award and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock Award shall become vested in accordance with the terms of the agreement relating to the Deferred Stock Award. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Deferred Stock Awards to any participant may also be subject to certain conditions with respect to attainment of one or more pre-established performance objectives which shall relate to corporate, Subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets, net profits, stock price, market share, sales or costs. In order to take into account unforeseen events or changes in circumstances, such performance objectives may be adjusted by the Committee in its sole discretion; provided, to the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, such performance objectives may not be adjusted by the Committee to increase an Award but only to reduce or eliminate an Award. The Participant shall not be a stockholder with respect to any shares subject to a Deferred Stock Award until such shares vest and are issued to the participant in accordance with the terms of the Deferred Stock Award agreement.

         (b) Additional Deferral Period. A participant may request to defer (and, based thereon, the Committee may at any time defer) the receipt of all or any part of a Deferred Stock Award for an additional specified period or until a specified event ("Additional Deferral Period"). Except as otherwise agreed to by the Committee, such request must be made at least one (1) year prior to the expiration of the Deferral Period for such Deferred Stock Award or part thereof.

         (c)      Termination of Continuous Service.

                  (i) Termination by Reason of Death or Disability. Except as otherwise provided in the written agreement relating to the participant's Deferred Stock Award, in the event that a participant's employment terminates by reason of death or Disability, the participant shall be vested in his or her Deferred Stock Award to the extent vested at the time of such termination of employment. Any rights of the participant or his or her legal representatives under any Deferred Stock Award that remain unvested shall immediately terminate and shall be forfeited to the Company without payment of any consideration.

                 (ii) Other Termination. Except as otherwise provided in the written agreement relating to the participant's Deferred Stock Award, in the event that a participant's employment terminates for any reason other than death or Disability, any rights of the participant or his or her legal representatives under any Deferred Stock Award that remain unvested shall immediately terminate and shall be forfeited to the Company without payment of any consideration.

         11. OTHER STOCK-BASED AWARDS. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, convertible or exchangeable debentures, or other rights convertible into shares of Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the Plan or any other plan of the Company. The terms and conditions of each Other Stock-Based Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time.

         To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Other Stock-Based Awards to any Participant may also be subject to certain conditions with respect to attainment of one or more pre-established performance objectives which shall relate to corporate, Subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share (or ratio of earnings to equity or assets), net profits, stock price, market share, sales or costs. In order to take into account unforeseen events or changes in circumstances, such performance objectives may be adjusted; provided, to the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, such performance objectives may not be adjusted by the Committee to increase an Award but only to reduce or eliminate an Award.

         12. INTERNATIONAL PARTICIPANTS. The Committee may, in its sole discretion, make Awards under the Plan to employees of the Company and its Subsidiaries who reside outside the United States. The Committee may amend the terms of the Plan or Awards or establish one or more sub-plans with respect to such participants in order to conform such terms with the requirements of local law or otherwise to further the interests of the Plan.

         13. ADJUSTMENTS UPON THE OCCURRENCE OF CERTAIN EVENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitutions or adjustments shall be made in the (a) aggregate number and kind of shares reserved for issuance under this Plan, (b) number, kind and exercise price of shares of Stock subject to outstanding Options granted under this Plan, and (c) number, kind, purchase price and/or appreciation base of shares of Stock subject to other outstanding Awards granted under this Plan, as may be determined to be appropriate by the Board or the Committee, as the case may be, in its sole discretion, in order to prevent dilution or enlargement of rights; provided, however, that the number of shares subject to any Award shall always be a whole number.

         14. CHANGE OF CONTROL. In the event of a Change of Control, Awards granted under this Plan shall be subject to the following provisions, unless the provisions of this Section 14 are suspended or terminated by the Board prior to the occurrence of such a "Change of Control":

         (a) all outstanding Options which have been outstanding for at least six (6) months shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Option shall remain exercisable in full thereafter until it expires pursuant to its terms; and

         (b) all restrictions and deferral limitations contained in Restricted Stock Awards, Deferred Stock awards and Other Stock-Based Awards granted under the Plan shall lapse.

         15. TERM OF PLAN, AMENDMENT AND TERMINATION OF PLAN. The Plan shall continue in effect until terminated by the Board, except that no Award shall be granted more than ten (10) years after the date of adoption of this Plan. The Board may at any time, and from time to time, amend any of the provisions of this Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the holders of the outstanding shares of Stock if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3, Section 162(m) of the Code or any other applicable law, rule or regulation. The Board or the Committee, as the case may be, may amend the terms of any Option or other Award theretofore granted under the Plan; provided, however, that subject to Section 13 above, no such amendment may be made by the Board or the Committee, as the case may be, which in any material respect impairs the rights of the optionee or participant without the optionee's or participant's consent, except for such amendments which are made to cause this Plan to qualify for the exemption provided by Rule 16b-3 or to be in compliance with the provisions of Section 162(m).

         16. GENERAL PROVISIONS.

         (a) Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation purposes. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those creditors of the Company.

         (b) Acceleration of Excercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

         (c) Compliance With Law. The obligations of the Company with respect to all Awards under this Plan shall, be subject to (i) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted.

         (d) Shares Acquired for Investment Purposes. The Board or the Committee, as the case may be, may require each person acquiring granted Options or other Awards under this Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment without a view towards the distribution thereof.

         (e) Effect on Other Plans. Any Award made under this Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

         (f) Implementation of Other Incentive Arrangements by Company. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under this Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

         (g) Restrictions on Stock/Stock Legends. All certificates for shares of Stock delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Board or the Committee, as the case may be, may deem to be advisable in order to assure compliance with the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Board or the Committee, as the case may be, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (h) Award Agreements. The Board or the Committee, as the case may be, may terminate any Award made under this Plan if a written agreement relating thereto is not executed and returned to the Company within thirty (30) days after such agreement has been delivered to the optionee or participant for his or her execution.

         (i) Non-Assignability. No right or Award hereunder shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or Award. No Award under the Plan shall be assignable or transferable by the participant except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time, and all awards shall be exercisable, during the participant's lifetime, only by the participant or the participant's guardian or legal representative. Any attempted assignment, sale, transfer, pledge, mortgage, encumbrance, hypothecation, or other disposition of an award under the Plan contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon an award under the Plan shall be null and void and without effect.

         (j) Withholding. The Company's obligations hereunder in connection with any Award shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan may be paid in cash or shares of Stock (either through the surrender of already-owned shares of Stock that the participant has held for the period required to avoid a charge to the Company's reported earnings or the withholding of shares of Stock otherwise issuable upon the exercise or payment of such award having a Fair Market Value equal to the required withholding) and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash; and provided, further, any election by a participant subject to Section 16(b) of the Securities Exchange Act of 1934 to pay his or her withholding tax in shares of Stock shall be subject to and must comply with Rule 16b-3 of the Securities Exchange Act of 1934.

         (k) Leave of Absence. A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any Option granted or Awards made under this Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Subsidiary.

         (l) Single or Multiple Agreements. Multiple forms of Awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

         (m) Rights of a Stockholder. The recipient of any Award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until shares of Stock are issued to him.

         (n) No Right to Continued Employment. Nothing contained in this Plan or in any Award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

         (o) Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         (p) Non-Uniform Determination. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         (q) Additional Requirements May Be Imposed. Awards under the Plan may also be subject to other provisions (whether or not applicable to the Award provided to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the purchase of Stock under Options in installments, provisions for the payment of the purchase price of Stock under Options by delivery of other Stock of the Company having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

         (r) Severability. If any of the terms or provisions of this Plan, or awards made under this Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to Awards subject to or governed by Section 162(m) or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code. With respect to an Incentive Stock Option, if this Plan does not contain any provision required to be included herein under
                  Section 422 of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out herein.

         (s) Successors. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

         (t) Governing Law. This Plan and all agreements executed in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law doctrine.

         (u) Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

         (v) Headings. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

         (w) Plan Provisions Control. The terms of the Plan govern all Awards granted under the Plan, and in no event will the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any Award granted under the Plan, or any rule, regulation or procedure established by the Committee.

         NO EMPLOYEE OF OUR COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES IS PERMITTED TO ADVISE YOU ON WHETHER YOU SHOULD PARTICIPATE IN THE PLAN. BE SURE TO READ THIS PROSPECTUS AND THE PLAN. IF YOU NEED HELP WITH THIS DECISION, PLEASE CONTACT A PROFESSIONAL FINANCIAL, TAX OR LEGAL ADVISOR.